Exhibit 99.1

Ribbon Communications Inc. Completes Merger

with ECI Telecom Group Ltd.

WESTFORD, Mass. March 3, 2020 – Ribbon Communications Inc. (Nasdaq: RBBN), a global software leader in secure and intelligent cloud communications, has completed its previously announced acquisition of ECI Telecom Group Ltd. ("ECI"), a global provider of end-to-end packet-optical transport and SDN/NFV solutions for service providers, enterprises, and data center operators.

The combination of Ribbon and ECI creates an industry-leading communications software and networking company with a comprehensive portfolio of advanced voice, security, data and optical networking solutions. In addition to extending the company’s solutions portfolio into adjacent markets, the merger advances Ribbon’s strategy of expanding into the service provider 5G data domain with bundled network analytics, intelligence and security offerings. The newly combined company allows Ribbon to enhance and broaden its existing customer offerings with ECI’s industry-leading packet optical transport solutions.

The combination also enables Ribbon to significantly increase its scale, total addressable market and global footprint in service provider networks, enterprises and critical infrastructure companies, such as utilities and data center operators. In addition, the merger allows Ribbon to expand its relationships with fixed and mobile service providers, while also enabling the company to quickly capitalize on the high-growth 5G market with ECI’s market-ready solutions.

“We are thrilled to welcome ECI to the Ribbon family,” said Bruce McClelland, President and Chief Executive Officer of Ribbon. “Our expanded product offering combines ECI’s leadership in packet optical networking with our existing proven portfolio of software-based, real-time communications security, analytics and digital transformation solutions. Our new organization will leverage the strength and presence of our global sales force to create a very formidable market leader in the communications industry.”

McClelland added, “ECI’s solutions are specifically designed to address the rapidly growing 5G ecosystem. We look forward to working closely with all of our employees to leverage Ribbon’s strong foundation to build sustained, long-term growth.”

“This transformational transaction accelerates our strategy to position the company into higher growth markets,” said Daryl Raiford, Chief Financial Officer of Ribbon. “The combination of Ribbon and ECI offers our customers world-class products that we believe will drive Ribbon’s growth, profitability and cash flow. We are immediately focused on our integration efforts to unlock revenue expansion and drive shareholder value.”

Ribbon expects to provide updated financial guidance, which will include the ECI acquisition, during its first quarter 2020 earnings call.

TAP Advisors and Citizens Capital Markets acted as financial advisors to Ribbon and Latham & Watkins LLP and GKH Law Offices served as Ribbon’s legal advisors. Barclays acted as a financial advisor to ECI and Davis Polk & Wardwell LLP and FBC & Co. served as ECI’s legal advisors. Citizens Bank, N.A. and Santander Bank, N.A., joint lead arrangers and bookrunners, provided the debt financing for the transaction.

About Ribbon Communications

We deliver global communications software and network solutions to service providers, enterprises, and critical infrastructure sectors. We engage deeply with our customers, helping them modernize their networks for improved competitive positioning and business outcomes in today’s smart, always-on and data-hungry world. Our innovative, end-to-end solutions portfolio delivers unparalleled scale, performance, agility and automation and includes optical and packet networking, core to edge IP solutions, UCaaS/ CPaaS cloud offers, and leading-edge software security and analytics tools. To learn more, visit ribboncommunications.com.

Important Information Regarding Forward-Looking Statements

The information in this release contains forward-looking statements regarding future events that involve risks and uncertainties, including statements made by our president and chief executive officer and our chief financial officer; and statements regarding the expected benefits from the ECI merger, including but not limited to the potential growth into adjacent new markets, the increase in Ribbon’s total addressable market, profitability and cash flow, and the introduction into the 5G market. All statements other than statements of historical facts contained in this release are forward-looking statements. The actual results of Ribbon may differ materially from those contemplated by the forward-looking statements. For further information regarding risks and uncertainties associated with Ribbon's business, please refer to the "Risk Factors" section of Ribbon's most recent annual or quarterly report filed with the SEC. Any forward-looking statements represent Ribbon's views only as of the date on which such statement is made and should not be relied upon as representing Ribbon's views as of any subsequent date. While Ribbon may elect to update forward-looking statements at some point, Ribbon specifically disclaims any obligation to do so.

Investor Relations	North America Press
Monica Gould	Dennis Watson
+1 (212) 871-3927	+1 (214) 695-2224
IR@rbbn.com	dwatson@rbbn.com
Lindsay Savarese	International Press
+1 (212) 331-8417	Catherine Berthier
IR@rbbn.com	+1 (646) 741-1974
cberthier@rbbn.com
Industry Analyst Relations
Michael Cooper
+1 (708) 383-3387
mcooper@rbbn.com

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